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EXHIBIT 21


                            Trinity Industries, Inc.
                    Listing of Subsidiaries of the Registrant


The Registrant has no parent.

At March 31, 1998, the operating subsidiaries of the Registrant were:

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

                                                         Percentage of
                                         Organized     voting securities
                                         under the       owned by the
        Name of subsidiary                laws of        Registrant
--------------------------------------- ------------  -----------------
Beaird Industries, Inc.                   Delaware          100%
Helmsdale, Limited                       Isle of Man        100%
International Industrial Indemnity Co.    Vermont           100%
Standard Forged Products, Inc.            Delaware          100%
Syntechnics, Inc.                         Delaware          100%
Syro, Inc.                                  Ohio            100%
Transit Mix Concrete & Materials
 Company                                  Delaware          100%
Transit Mix Concrete & Materials
 Company of Louisiana                     Louisiana         100%
Trinity DIFCO, Inc.                       Delaware          100%
Trinity Casteel, Inc.                     Delaware          100%
Trinity Equipment Co., Inc.               Delaware          100%
Trinity Financial Services, Inc.          Delaware          100%
Trinity Fitting & Flange Group, Inc.      Delaware          100%
Trinity Industries do Brasil, Ltda.        Brazil           100%
Trinity Industries Buffalo, Inc.          Delaware          100%
Trinity Industries Leasing Company        Delaware          100%
Trinity Industries de Mexico SA de CV      Mexico           100%
Trinity Industries Real Properties, Inc.  Delaware          100%
Trinity Industries Transportation, Inc.    Texas            100%
Trinity Marine Caruthersville, Inc.       Delaware          100%
Trinity Marine Nashville, Inc.            Delaware          100%
Trinity Marine Orange, Inc.               Delaware          100%
Trinity Marine Port Allen, Inc.           Delaware          100%
Trinity Marine Products, Inc.             Delaware          100%
Trinity Materials, Inc.                   Delaware          100%
Trinity Mobile Railcar Repair, Inc.       Delaware          100%
Trinity Rail, Inc.                        Delaware          100%
Trinity Rail Management, Inc.             Delaware          100%
Transcisco Trading Company                Delaware          100%
Trinity Rail Services, Inc.              California         100%
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